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EXHIBIT 10.5


                             SIXTH AMENDMENT TO THE
                          INGLES MARKETS, INCORPORATED
                         INVESTMENT/PROFIT SHARING PLAN


         THIS SIXTH AMENDMENT TO THE INGLES MARKETS, INCORPORATED INVESTMENT/PROFIT SHARING PLAN (hereinafter referred to as the " Ingles Plan"), which Plan was amended and restated in its entirety effective September 26, 1993, and was subsequently amended by the First, Second, Third, Fourth, and Fifth Amendments, is made and entered into by Ingles Markets, Incorporated (the "Employer").

                              W I T N E S S E T H:

         WHEREAS, Section 6.1 of the Plan permits the Employer to amend the Plan from time to time and Section 6.3 of the Plan permits the Employer to amend the Plan on behalf of all participating Employers; and

         WHEREAS, the Employer desires to amend the plan to allow for the distribution of certain accounts once a participant attains age 59 1/2; and

         WHEREAS, the Employer also desires to amend the Plan to allow for loan repayment schedules in excess of ten years if the loan originated in the Ingles Distribution Division Savings and Retirement Plan, formerly known as the Thomas & Howard of Asheville, Inc. Savings and Retirement Plan, which merged into the Ingles Plan effective September 1, 2000.

         NOW, THEREFORE, the Employer hereby amends the Plan as follows:

SECTION 5.1Q1. OF THE PLAN IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "A participant who has attained the age of 59 1/2 may at any time thereafter withdraw any portion or all of his Qualified Deferral Account, Matching Employer Contribution Account, and entire Distribution Division Contribution Account.

                  A participant who has attained the age of 70 1/2 may at any time thereafter withdraw any portion or all of his entire Employer Contribution Account, including his Discretionary Employer Contribution Account."


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SECTION 10.6F OF THE PLAN IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "Each loan shall require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly. The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Borrower. The repayment of any loan, other than a loan for the purchase of the Borrower's principal residence, shall not exceed five (5) years. The repayment of a new loan for the purchase of the Borrower's principal residence shall not exceed ten (10) years with the following exception. Each loan which previously existed in the Ingles Distribution Division Savings and Retirement Plan on the date it was merged into this Plan shall continue to be repaid according to each loan's original repayment schedule, even if that original repayment schedule exceeds ten (10) years."

         IN WITNESS WHEREOF, Ingles Markets, Incorporated has caused this Sixth Amendment to the Plan to be executed by its duly authorized officer this 29th day of August, 2000.

                                    EMPLOYER:

                                    INGLES MARKETS, INCORPORATED

                                    By: /s/ Brenda S. Tudor
                                       ----------------------------------------
                                    Title: Vice President - Finance and
                                             Chief Financial Officer


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